UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 24, 2008

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Annual Incentive Plan

On January 24, 2008, the Dominion Resources, Inc. (Dominion) Compensation, Governance and Nominating Committee (CGN Committee) recommended to the Dominion Board of Directors, and on January 25, 2008, the Dominion Board of Directors approved, the 2008 Annual Incentive Plan (the “Plan”). Under the Plan, Dominion’s officers are eligible for an annual performance-based award. The Plan will be funded based on the achievement of consolidated operating earnings goals. For those Dominion officers that are among the top most highly compensated group for 2008, including all of Dominion’s named executive officers (other than Mr. Duane C. Radtke who retired in 2007), pay-out of incentives under the Plan will be based solely on the achievement of the funding goals, with the CGN Committee having the discretion to lower actual pay-outs as deemed appropriate based on achievement of business unit financial, safety and Six Sigma goals. For all other officers and employees, awards will be distributed out of the available funding based on the achievement of certain pay-out goals established for them by the CGN Committee. For officers who serve as Business Unit-Chief Executive Officers, the payout goals are weighted as follows: 60% - consolidated operating earnings; 30% - business unit operating earnings; 5% safety; and 5% Six Sigma cost savings goals. For all other non-executive officers, the pay-out goals are weighted as follows: 40% - consolidated operating earnings; 30% - business unit operating earnings; 25% operating and stewardship goals (including a 5% safety goal); and 5% Six Sigma cost savings goals. Actual bonuses may exceed the target amount if additional consolidated operating earnings funding goals are achieved.

Under the Plan, the target amounts of the incentive awards are based on a percentage of base salary. For 2008, the target percentages of base salary for Dominion’s named executive officers are as follows: President and Chief Executive Officer – 125%; Executive Vice President and Chief Financial Officer – 95%; President and Chief Executive Officer – Dominion Generation Business Unit – 95%; and President and Chief Executive Officer — Dominion Virginia Power Business Unit – 90%.

2006 Long-Term Compensation Program

Dominion’s 2006 Long-Term Compensation Program, approved on March 31, 2006 (the “2006 LTIP”), was awarded to officers, including Dominion’s executive officers, pursuant to Dominion’s 2005 Incentive Compensation Plan. The 2006 LTIP consists of two components of equal value: a restricted stock grant and a cash-based performance grant. The restricted stock is subject to a three-year cliff vesting period, while payout of the performance grant will be based on the achievement of two performance metrics: total shareholder return versus our peer group (“TSR”) and return on invested capital (“ROIC”).

On January 24, 2008, the CGN Committee approved an amendment to the ROIC goal for executive officers under the 2006 LTIP to reflect the revised 2007 budget, after adjustments relating to the divestiture of substantially all of our exploration and production assets in 2007. There was no change in the TSR goal. A Form of the Performance Grant Agreement, including the revised ROIC targets, is included in Exhibit 10.1. The CGN Committee also approved payout of the performance grant under the 2006 LTIP based upon the adjusted ROIC goal.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
10.1	2006 Long-Term Compensation Program – Form of Performance Grant Agreement (Revised)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President – Governance and Corporate Secretary

Date: January 30, 2008